Exhibit 99.1

Press release

Immedica completes acquisition of Marinus Pharmaceuticals, Inc.

Stockholm, Sweden – February 11, 2025 – Immedica Pharma AB (“Immedica”), a leading global rare disease company, announced today the completion of the acquisition of Marinus Pharmaceuticals, Inc. (“Marinus”) (Nasdaq: MRNS) through its indirect wholly owned subsidiary Matador Subsidiary, Inc., a Delaware corporation (“Purchaser”).

Following the completion of Immedica’s successful tender offer to purchase all outstanding shares of common stock of Marinus for USD 0.55 per share, net to the seller thereof in cash (the “Offer Price”), without interest and subject to any applicable withholding taxes, Immedica acquired all remaining shares of common stock of Marinus through a merger pursuant to Section 251(h) of the General Corporation Law of the State of Delaware. As a result of the transaction, Marinus has become an indirect wholly owned subsidiary of Immedica, and the common stock of Marinus will cease to be traded on the Nasdaq Global Market.

At the effective time of the merger, and subject to any perfected appraisal rights, all of the remaining shares of common stock of Marinus not purchased in the tender offer were converted into the right to receive the Offer Price without interest and subject to any applicable withholding taxes.

Forward-looking statements

This press release contains forward-looking statements by Immedica and the acquisition of Marinus by Immedica (the “Transaction”) that involve risks and uncertainties and reflects Immedica’s judgment as of the date of this press release. These forward-looking statements generally are identified by words such as “believe,” “can,” “could,” “seek,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “might,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties, many of which are outside of Immedica’s control. Forward-looking statements are based on Immedica’s current expectations and beliefs, and Immedica cannot give assurances that its expectations or beliefs will be achieved. These forward-looking statements are not a guarantee of future performance and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results or events to differ, possibly materially, from the expectations or estimates reflected in such forward-looking statements, including, among others: litigation relating to the Transaction; the ability of Immedica to retain key personnel from Marinus; competitive responses to the Transaction; the financial condition, results of operations and business of Immedica; the risk that Immedica may be unable to achieve the anticipated benefits of the Transaction; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; Immedica’s ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating Marinus with its existing businesses; and other risks described in Immedica’s prior press releases. Forward-looking statements speak only as of the date they are made. Immedica assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Immedica does not give any assurance that it will achieve its expectations.

About Marinus

Marinus is a commercial-stage pharmaceutical company dedicated to the development of innovative therapeutics for seizure disorders. Marinus’ product, ZTALMY® (ganaxolone) oral suspension CV, is an FDA-approved prescription medication introduced in the United States in 2022. For more information, please visit www.marinuspharma.com and follow us on Facebook, LinkedIn and X.

About Immedica

Immedica is a pharmaceutical company, headquartered in Stockholm, Sweden, focused on the commercialization of medicines for rare diseases and specialty care products. Immedica’s capabilities cover marketing and sales, compliance, pharmacovigilance, quality assurance, regulatory, medical affairs and market access, as well as a global distribution network serving patients in more than 50 countries. Immedica is fully dedicated to helping those living with diseases which have a large unmet medical need. Immedica’s therapeutic areas are within genetic & metabolic diseases, hematology & oncology and specialty care. Immedica was founded in 2018 and employs today around 130 people across Europe, the Middle East and the United States. Immedica is backed by the investment firms KKR and Impilo. For more information visit www.immedica.com.

Immedica contact:

Linda Holmström

Head of Communications

linda.holmstrom@immedica.com